Quarterly Investor Update Third Quarter Fiscal Year 2020

Forward-Looking Statements This investor update contains “forward-looking statements” which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future,” or the negative of those terms, or other words of similar meaning or similar expressions. These forward-looking statements are based on information currently available to us and assumptions about future events, and include statements with respect to the Company’s beliefs, expectations, estimates, and intentions, which are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. Factors that could cause the Company's financial performance and results of operations to differ materially from the expectations, estimates, and intentions expressed in such forward-looking statements include, among others: maintaining our executive management team; expected growth opportunities may not be realized or may take longer to realize than expected; the potential adverse effects of the ongoing COVID-19 pandemic and any governmental or societal responses thereto, or other unusual and infrequently occurring events; actual changes in interest rates and the Fed Funds rate; additional changes in tax laws; the strength of the United States' economy, in general, and the strength of the local economies in which the Company conducts operations; changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Federal Reserve); inflation, market, and monetary fluctuations; the timely and efficient development of, and acceptance of, new products and services offered by the Company or its strategic partners, as well as risks (including reputational and litigation) attendant thereto, and the perceived overall value of these products and services by users; the Company’s ability to finalize a definitive program management agreement with H&R Block and the terms thereof; the risks of dealing with or utilizing third parties, including, in connection with the Company’s refund advance business, the risk of reduced volume of refund advance loans as a result of reduced customer demand for or usage of the Company’s strategic partners’ refund advance products; our relationship with, and any actions which may be initiated by, our regulators; the impact of changes in financial services laws and regulations, including, but not limited to, laws and regulations relating to the tax refund industry and the insurance premium finance industry and recent and potential changes in response to the COVID-19 pandemic such as the CARES Act and the rules and regulations that may be promulgated thereunder; technological changes, including, but not limited to, the protection of our electronic systems and information; the impact of acquisitions and divestitures; litigation risk; the growth of the Company’s business, as well as expenses related thereto; continued maintenance by MetaBank of its status as a well-capitalized institution, particularly in light of our growing deposit base, a portion of which has been characterized as “brokered;” changes in consumer spending and saving habits; the success of the Company at maintaining its high quality asset level and managing and collecting assets of borrowers in default should problem assets increase; and the other factors described under the caption “Risk Factors” and in other sections of the Company’s Annual Report on Form 10-K for the Company's fiscal year ended September 30, 2019 and in other filings made by the Company with the Securities and Exchange Commission (“SEC”). The forward-looking statements included herein speak only as of the date of this investor update. The Company expressly disclaims any intent or obligation to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries, whether as a result of new information, changed circumstances or future events or for any other reason. 2 Third Quarter Fiscal Year 2020 | Nasdaq: CASH

Business Developments Third Quarter Ended June 30, 2020 • Signed letter of intent with Emerald Financial Services, LLC, a wholly owned indirect subsidiary of H&R Block, to enter into a multi-year program management agreement to offer certain financial products to H&R Block clients. • Renewed and extended relationship with Blackhawk Network for 20 years. • Promoted Brett Pharr to Co-President and Chief Operating Officer of MetaBank to better align business lines with Meta’s strategic initiatives. • Meta “CARES” • Selected as the prepaid debit card issuer for Economic Impact Payments (“EIP Cards”) as Treasury’s financial agent. • Issued 3.6 million cards representing $6.42 billion in funding. • As of July 19, 2020, $2.08 billion in balances remained outstanding. • Through June 30, 2020, funded 686 loan requests totaling $215.5 million for the Paycheck Protection Program (“PPP”). 3 Third Quarter Fiscal Year 2020 | Nasdaq: CASH

Selected Financial Highlights

Third Quarter Ended June 30, 2020

INCOME STATEMENT

($ in thousands, except per share data)	3Q20	2Q20	3Q19
Net interest income	62,137	67,737	66,968
Provision for loan and lease losses	15,093	37,296	9,112
Payments card & deposit fees	21,302	23,156	21,377
Total noninterest income	41,048	120,513	43,790
Total noninterest expense	71,241	91,729	72,468
Net income before taxes	16,851	59,225	29,178
Income tax expense (benefit)	(2,426)	5,617	(1,158)
Net income before non-controlling interest	**19,277**	**53,608**	**30,336**
Net income attributable to non-controlling interest	1,087	1,304	1,045
Net income attributable to parent	**$ 18,190**	**$ 52,304**	**$ 29,291**
Earnings per share, diluted	**$ 0.53**	**$ 1.45**	**$ 0.75**
Average diluted shares	34,623,114	35,970,296	38,977,690

BALANCE SHEET

($ in thousands)	3Q20	2Q20	3Q19
Loans and leases	3,502,646	3,618,924	3,631,031
Allowance for loan and lease losses	(65,747)	(65,355)	(43,505)
Total assets	**$ 8,779,026**	**$ 5,843,865**	**$ 6,101,072**
Noninterest-bearing checking	6,537,809	2,900,484	2,751,931
Total deposits	7,590,325	3,962,404	4,775,214
Total liabilities	**7,949,117**	**5,038,791**	**5,278,171**
Total stockholders' equity	**829,909**	**805,074**	**822,901**
Total liabilities and stockholders equity	**$ 8,779,026**	**$ 5,843,865**	**$ 6,101,072**
Average loans and leases	**3,622,928**	**4,195,772**	**3,599,138**
Average assets	**8,439,206**	**6,610,899**	**6,119,431**
Average payments deposits	**6,317,514**	**3,309,899**	**2,733,711**

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Third Quarter Fiscal Year 2020 | Nasdaq: CASH

Diversified Earning Asset Portfolio QUARTERLY AVERAGE EARNING ASSET MIX At the Quarter Ended % in charts represent % of total interest earning assets June 30, 2020 June 30, 2019 ($ in thousands) 3Q20 3Q19 Y/Y Δ 28% COMMERCIAL FINANCE 2,158,905 1,835,850 18% 35% Term lending 738,454 562,557 31 % JUN 2020 Asset-based lending 181,130 229,573 (21) % $7.61 billion 48% INTEREST EARNING ASSETS Factoring 206,361 320,344 (36) % Lease financing 264,988 165,136 60% 12% Insurance premium finance 359,147 358,772 — % 7% SBA/USDA 308,611 99,791 209 % Other commercial finance 100,214 99,677 1% 17% CONSUMER FINANCE 241,585 320,266 (25) % Consumer credit programs 102,808 155,539 (34) % 1% Other consumer finance 138,777 164,727 (16) % 34% TAX SERVICES 19,168 24,410 (21) % 31% WAREHOUSE FINANCE 277,614 250,003 11 % JUN 2019 $5.30 billion NATIONAL LENDING 2,697,272 2,430,529 11 % INTEREST EARNING ASSETS COMMUNITY BANKING 799,437 1,195,434 (33) % 11% 68% 22% TOTAL GROSS LOANS & LEASES $ 3,496,709 $ 3,625,963 (4) % CASH & INVESTMENTS $ 4,303,341 $ 1,552,379 177 % LOANS & LEASES INVESTMENTS CASH & FED FUNDS TOTAL EARNING ASSETS $ 7,800,050 $ 5,178,342 51 % Commercial Community Bank Consumer & Warehouse ASPIRATIONAL >55% 0% <15% TARGETS 5 Third Quarter Fiscal Year 2020 | Nasdaq: CASH

Asset Quality


Nonperforming Assets ("NPAs")
$ in millions
0.84%
0.91%
0.48%
0.67%
0.64%
$51.0
$56.5
$29.8
$39.4
$56.1
3Q19
4Q19
1Q20
2Q20
3Q20
Period Ended
NPAs
NPAs/Total Assets


Nonperforming Loans ("NPLs")
$ in millions
0.57%
0.70%
0.62%
0.87%
1.10%
$20.8
$26.5
$24.0
$31.5
$39.3
3Q19
4Q19
1Q20
2Q20
3Q20
Period Ended
NPLs
NPLs/Total Loans


Adjusted Net Charge-Offs ("NCOs")1
Excludes Tax Services NCOs and Related Seasonal Average Loans
$ in millions
0.53%
0.33%
0.34%
0.24%
0.55%
$4.7
$3.1
$3.1
$2.2
$4.9
3Q19
4Q19
1Q20
2Q20
3Q20
Period Ended
NCOs
NCOs/Average Loans

Tax Services NCOs and related seasonal average loans are excluded to adjust for the cyclicality of activity related to the overall economics of the tax services business line.

Allowance for loan and lease losses ("ALLL") $65.7 million, or 1.88% of total loans and leases.

- *ALLL 167% of nonperforming loans*
- *Small ticket equipment finance ALLL coverage of 3.76%*

As of June 30, 2020, nonperforming loans increased $7.8 million, or 25%, to $39.3 million, on a linked-quarter basis, primarily related to:

- *Legacy community bank portfolio nonperforming loans increased 58% compared to March 31, 2020 – agricultural loans accounted for $2.1 million of the increase from the linked-quarter.*
- *Commercial finance portfolio nonperforming loans increased 22% compared to March 31, 2020 – small ticket equipment finance[3] accounted for $4.1 million of the increase from the linked-quarter.*

Cumulative net charge-offs during the Great Recession[2] were 2.59%, for Crestmark Bank and 0.01%, for the legacy community bank portfolio.

[1] *Non-GAAP measures, see appendix for reconciliations.*
[2] *Source: S&P Global Market Intelligence for data prior to acquisition on August 1, 2018.*
[3] *Small ticket equipment finance NPLs change from the March 2020 quarter include $4.2 million in term lending and ($175) thousand in lease financing.*

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Third Quarter Fiscal Year 2020 | Nasdaq: CASH

Asset Quality

Continue to Build Allowance

COVID-19 LOAN AND LEASE MODIFICATIONS AND DEFERRALS June 30, 2020	TOTAL MODIFICATIONS & DEFERRALS		ACTIVE MODIFICATIONS & DEFERRALS	
	COUNT	$ BALANCE	COUNT	$ BALANCE
COMMUNITY BANK	**59**	**$151.4**	**59**	**$151.4**
Hospitality relationships	*30*	*$86.5*	*30*	*$86.5*
COMMERCIAL FINANCE	**1,283**	**$237.6**	**1,198**	**$168.2**
Insurance premium finance	*76*	*$5.9*	*70*	*$5.5*
Small ticket equipment finance[1]	*773*	*$67.0*	*773*	*$67.0*
CONSUMER	**1,035**	**$16.1**	**303**	**$7.3**
TOTAL	**2,377**	**$405.0**	**1,560**	**$326.9**

Past Due Loans & Leases + COVID-19 Modifications & Deferrals



Past Due / Total Loans and Leases
1.44%
2.09%
3.98%
Past Due + COVID-19 Modifications & Deferrals / Total Loans and Leases
1.44%
2.35%
13.33%
$ in millions
$326.9
$9.5
$52.0
$75.4
$139.2
3Q19
2Q20
3Q20
Total Past Due
COVID-19 Modifications & Deferrals

As of June 30, 2020, $292.2 million of outstanding balances had active short-term payment deferrals and $34.6 million of outstanding balances had other COVID-19 related modifications, representing 9% of total loans and leases.

Allowance build as a result of COVID-19 modifications and deferrals as well as economic uncertainty.

- *Monitoring and placing limits on originations to higher risk industries and customers.*
- *Tightened underwriting standards.*
- *Working with customers to assess credit situations and needs.*

[1] Small ticket equipment finance includes balances of $60.5 million in term lending and $6.5 million in lease receivables.

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Third Quarter Fiscal Year 2020 | Nasdaq: CASH

Commercial Finance & Community Bank Portfolios 8 Third Quarter Fiscal Year 2020 | Nasdaq: CASH

Limited Total Exposure to COVID-19 High Impact Industries HIGH IMPACT INDUSTRY EXPOSURES COMMUNITY COMMERCIAL ($ in millions) BANK FINANCE TOTAL % OF TOTAL¹ HOSPITALITY $169.0 $43.6 $212.6 5.7% RETAIL (excl. consumer staples²) $56.0 $38.2 $94.2 2.5% FITNESS AND RECREATIONAL CENTERS $0.7 $21.7 $22.4 0.6% THEATERS $17.2 $0.9 $18.1 0.5% RESTAURANTS $1.0 $13.9 $14.9 0.4% TOTAL $243.9 $118.3 $362.2 9.8% ¹ Total includes total gross loans & leases of $3.50 billion and rental equipment, net of $216.3M, as of June 30, 2020, exposures are based on current outstanding balances as of June 30, 2020 ² Consumer staples incudes grocery, pharmacy, gas stations, and convenience stores 9 Third Quarter Fiscal Year 2020 | Nasdaq: CASH

Commercial Finance Loan and Lease Portfolio



Rental Equipment, net $216.3M NA%
Other $100.2M 7.04%
SBA/USDA $308.6M 3.60%
Insurance Premium Finance $359.1M 5.94%
Lease Financing $265.0M 7.88%
Factoring $206.4M 12.49%
Asset-Based Lending $181.1M 9.68%
Term Lending $738.5M 7.57%
$2.38 billion
Commercial Finance Portfolio
(includes Rental Equipment, net)
as of June 30, 2020
7.52%
3Q20 Quarterly Yield
% in chart represents current quarter yield

Top geographic state concentrations[1] by %

1. California 18.0%
2. Texas 12.3%
3. Florida 7.9%
4. Michigan 7.4%
5. New York 5.2%
6. North Carolina 5.0%
7. Illinois 3.3%
8. Missouri 3.2%

TERM LENDING. Collateralized conventional term loans and notes receivable, weighted average life of 53 months. Exposure is concentrated in solar/alternative energy, most of which are construction projects that will convert to longer term government guaranteed facilities upon completion. Small ticket equipment financing relationships, through equipment finance agreements and installment purchase agreements, make up $217.3 million or 29% of term lending portfolio. *Average loan size approximately $180 thousand; small ticket equipment finance approximately $70 thousand*

ASSET-BASED LENDING. Asset-based loans secured by accounts receivable, inventory, machinery & equipment, work-in-process and other assets. Approximately 70% backed by accounts receivable, generally 85% advance rates. Exposure managed within a collateral borrowing base. Well diversified in terms of industry and geographic concentrations. *Average loan size approximately $1.35 million.*

FACTORING. Factoring services where clients provide detailed inventory, accounts receivable, and work-in-process reports for lending arrangements. Bank secures dominion of funds which secures repayment when applicable accounts receivables or invoices are paid. Approximately 95% backed by accounts receivable, generally 85% advance rates. *Average loan size approximately $225 thousand.*

LEASE FINANCING. Leasing solutions for technology, capital equipment and select transportation assets like tractors, trailers and construction equipment. Majority of portfolio relationships are to Fortune 1000 clients. *Average lease size approximately $130 thousand.*

INSURANCE PREMIUM FINANCE. Short-term, primarily collateralized financing to facilitate the purchase of commercial insurance for various forms of risk. Over 90% of insurance company partners have an investment grade rating through AM Best as well as an internal risk rating system. *Average loan size approximately $30 thousand.*

SBA/USDA. Originate loans through programs partially guaranteed by the SBA or USDA. Includes $215.5 million of PPP loans. *Average loan size approximately $450 thousand.*

OTHER COMMERCIAL FINANCE. Includes healthcare receivables loan portfolio primarily comprised of loans to individuals for medical services received. Majority of these loans are guaranteed by the referring hospital.

RENTAL EQUIPMENT. Leased assets related to operating leases generated from the commercial finance business line. Primarily consists of solar panels, motor vehicles, and computers and IT networking equipment.

[1] *Excludes certain joint ventures; percentages calculated based on aggregate principal amount of commercial finance loans and leases includes operating lease rental equipment of $216.3M*

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Third Quarter Fiscal Year 2020 | Nasdaq: CASH

Distribution of Commercial Finance Portfolio by Industry¹ $ in millions $- $50 $100 $150 $200 $250 $300 $350 $400 $450 Manufacturing Transportation and Warehousing Utilities Finance and Insurance Construction Wholesale Trade Health Care and Social Assistance Admin and Support and Waste Mgmt and Remediation Services Mining, Quarrying, and Oil and Gas Extraction Professional, Scientific, and Technical Services Real Estate and Rental and Leasing Accommodation and Food Services Other Other Services (except Public Administration) Retail Trade Information Arts, Entertainment, and Recreation Agriculture, Forestry, Fishing and Hunting Educational Services Management of Companies and Enterprises Public Administration MANUFACTURING TRANSPORTATION & WAREHOUSING UTILITIES OIL & GAS 25% Term lending 38% Factoring 47% Term lending 45% Term lending 20% Asset-based lending 27% Insurance premium finance 27% Rental equipment, net 19% SBA/USDA 18% Lease financing 26% Term lending 19% SBA/USDA 10% Lease financing 14% SBA/USDA 10% Insurance premium finance 10% Rental equipment, net 1 Distribution by NAICS codes; excludes certain joint ventures; percentages calculated based on aggregate principal amount of commercial finance loans and leases includes operating lease rental equipment of $216.3M 11 Third Quarter Fiscal Year 2020 | Nasdaq: CASH

Commercial Finance Mix[1]

MANUFACTURING

Total Exposure	$411.4 million	% of Total[2]	11.1%

- Limited exposure to single borrowers
- Diversified across multiple subsectors – greatest concentration of subsectors is 1.6% of total[2]

	Outstanding Balance	% of Total[2]
Manufacturing	**$411.4**	**11.1%**
Computer and Electronic Product Manufacturing	59.3	1.6%
Fabricated Metal Product Manufacturing	43.4	1.2%
Transportation Equipment Manufacturing	39.9	1.1%
Primary Metal Manufacturing	37.6	1.0%
Electrical Equipment, Appliance, and Component Manufacturing	29.7	0.8%
Machinery Manufacturing	29.7	0.8%
Chemical Manufacturing	29.4	0.8%
Plastics and Rubber Products Manufacturing	24.9	0.7%
Nonmetallic Mineral Product Manufacturing	22.3	0.6%
Printing and Related Support Activities	22.1	0.6%
Food Manufacturing	18.9	0.5%
Other[3]	54.2	1.4%

TRANSPORTATION & WAREHOUSING

Total Exposure	$293.7 million	% of Total[2]	7.3%

- $187.9 million exposure to truck transportation, over 90% in general freight trucking.
- **Less than $6.1 million exposure to passenger air transportation and support activities.**
- Receive invoices and back-up, verify a portion of the purchases and monitor these accounts under a Dominion of Funds to ensure that our balances are covered by collateral

UTILITIES

Total Exposure	$267.6 million	% of Total[2]	7.2%

- 97% of Utilities exposure is to Solar Electric Power Generation, majority of which is related to permanent solar generators.
- Well collateralized, majority backed by power purchase agreements with highly rated, large public utilities



Solar Electric Power Generation
Other Utilities

OIL & GAS

Total Exposure	$54.6 million	% of Total[2]	1.5%

- $50.7 million exposure related to support activities for Oil & Gas Operations
  - Approximately half of outstandings are in working capital lines, primarily collateralized by accounts receivable, remaining collateralized by machinery and equipment

[1] Excludes certain joint ventures; percentages calculated based on aggregate principal amount of loans includes operating lease rental equipment of $216.3M
[2] Total includes total gross loans & leases of $3.50 billion and rental equipment, net of $216.3M, as of June 30, 2020, exposures are based on current outstanding balances as of June 30, 2020
[3] Other includes manufacturing subsectors comprised of less than 0.5% of total[2]

12 Third Quarter Fiscal Year 2020 | Nasdaq: CASH

Legacy Community Bank Portfolio Breakdown

As of June 30, 2020 | Serviced by Central Bank

($ in millions)	Outstanding Balance	% of Total[1]
Commercial Real Estate	$592.8	16.0%
1-4 Family Real Estate	162.5	4.4%
Agricultural	24.7	0.7%
Commercial Operating	15.5	0.4%
Consumer	3.9	0.1%
Total	**$799.4**	**21.6%**

1-4 FAMILY REAL ESTATE

- Majority first mortgages for owner-occupied homes
- Vast majority of loans are originated with loan-to-values below 80%
- 98% residential mortgage, 2% construction
- ALLL coverage of 1.77% of total 1-4 family real estate loans
- Minimal past due 1-4 family real estate balances past due, 0.58%, as of June 30, 2020
- $80 thousand in nonperforming loans as of June 30, 2020

COMMERCIAL REAL ESTATE

- As a result of COVID-19, tightened focus on directly impacted industries
  - *Diversified hotel/motel portfolio*
  - *Minimal restaurant loans in portfolio*
  - *Frequent discussions with impacted borrowers, short-term planning (90-day deferrals)*
  - *57% of active community bank COVID-related modifications and deferrals tied to hospitality portfolio*
- 84% commercial mortgage, 16% commercial construction
- ALLL coverage of 2.72% of total commercial real estate loans
  - *Low historical charge-offs (2bps 5-year average NCO/average loans)*
- Past due commercial real estate balances were 0.31%, as of June 30, 2020
- No nonperforming loans as of June 30, 2020

Portfolio Composition Type



Insurance Agencies and Brokerages 3.4%
Theater 2.9%
Other² 2.9%
Gas Station 2.1%
Office Building 7.4%
Grocery 7.7%
Retail 9.4%
Multifamily 36.8%
Hotel/Motel 27.5%

[1] *Total includes total gross loans & leases of $3.50 billion and rental equipment, net of $216.3M, as of June 30, 2020, exposures are based on current outstanding balances as of June 30, 2020*

[2] *Other includes subsectors comprised of less than 1% of total commercial real estate as of June 30, 2020 ($592.8 million)*

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Third Quarter Fiscal Year 2020 | Nasdaq: CASH

Legacy Community Bank | Hotel Portfolio As of June 30, 2020 | Serviced by Central Bank $169.0 million outstanding, total exposure of $204.1 million including unfunded commitments $162.9 million in commercial real estate and $6.1 million in C&I • Portfolio comprised of 30 relationships representing 33 individual hotels and 3,146 total rooms • Five borrowers, or $7.5 million outstanding, currently property improvement projects (“PIP”) in place, $35.1 million related to construction • 10% of current outstanding are participation loans • 98% flagged hotel relationships (i.e. Holiday Inn Express, Hampton Inn, Hyatt Place, etc.); 100% limited-service • 28% of balances located in the Community Bank division's footprint of South Dakota and Iowa – majority of the remaining balances through developers headquartered in the Community Bank division footprint - Lower unemployment rate in Sioux Falls & Des Moines MSA, relative to National rates sign of stronger local economies • Majority of loans have guarantors by individuals with a strong combined net worth • Average loan-to-value of 60% at June 30, 2020, compared to 61% at March 31, 2020 • No nonperforming loans as of June 30, 2020 COVID-19 Response and Monitoring • 67% of hotel relationships received PPP loans • Completed COVID-related deferrals and modifications on $86.5 million in balances outstanding – Payment deferrals in process of being extended to October 2020 on 51% of outstanding balances, considering additional concessions • Focusing efforts on increased monitoring and contact with borrowers 14 Third Quarter Fiscal Year 2020 | Nasdaq: CASH

Payments 15 Third Quarter Fiscal Year 2020 | Nasdaq: CASH

Payments Business Update Payments Card and Deposit Fee Income Breakout Third Quarter Fiscal 2020 • Increased monitoring of our partners due to COVID-19; providing payment 8% modifications and deferrals where necessary, immaterial impact to date. 10% • Prepaid card distribution based on balance as of June 30, 2020: - 70% General Purpose (48% excl. EIP card balances) - 12% Payroll (21% excl. EIP card balances) - 10% Gift (18% excl. EIP card balances) - 8% Loyalty, Award, Promotion (13% excl. EIP card balances) • Payments business line provides primary deposit source which generates stable, core deposits. 82% • Payments deposits, excluding EIP Cards, represented 82% of total average deposits for the fiscal 2020 third quarter. Prepaid Deposit Banking Services Banking Services includes ATM, ACH/Faster Payments, Merchant Acquiring Average Payments Deposits Payments Card and Deposit Fee Income ($ in billions) ($ in millions) Percent of Total Revenue 10% CAGR 19% 20% 21% 12% 21% 2017 - 2019 $2.32 EIP Card Balances $23.2 $3.99 $21.4 $21.5 $21.3 $20.3 $2.71 $2.73 $2.45 $2.25 2017 2018 2019 3Q19 3Q20 3Q19 4Q19 1Q20 2Q20 3Q20 Fiscal Year Average Quarter Average 16 Third Quarter Fiscal Year 2020 | Nasdaq: CASH

Interest Rate Risk and Capital 17 Third Quarter Fiscal Year 2020 | Nasdaq: CASH

Interest Rate Risk Management as of June 30, 2020 12-Month Interest Rate Sensitivity from Base Net Interest Income (excluding EIP Card Impact) • Lower for longer rate environment -- focus is on 21% reducing wholesale deposits and redeploying deposits and assets into positive carry opportunities. 16% 11% • Interest rate risk shows asset sensitive balance sheet - net interest income modeled under an instantaneous, 6% parallel rate shock and a gradual parallel ramp. 1% • Management also employs rigorous modeling -4% techniques under a variety of yield curve shapes, twists -100 +100 +200 +300 and ramps. Parallel Shock Ramp 1 Earning Asset Pricing Attributes Asset/Liability Gap Analysis 7,000 6,000 36% 38% 5,000 4,000 3,000 2,000 Volume ($MM) Volume 1,000 8% 18% 0 -1,000 Fixed Rate > 1 Year Floating or Variable Month 1-12 Month 13-36 Month 37-60 Month 61-180 Fixed Rate < 1 Year Federal Reserve Bank Deposits Period Variance Total Assets Total Liabilities (Floating or Variable) 1 Fixed rate securities, loans and leases are shown for contractual periods less than 12 months and greater than 12 months. 18 Third Quarter Fiscal Year 2020 | Nasdaq: CASH

Strong Capital and Sources of Liquidity Regulatory Capital as of June 30, 2020 At June 30, 2020 Meta Financial Group, Inc. MetaBank Tier 1 Leverage 5.91% 6.89% Capital Ratio Trends Tier 1 Leverage – Adjusted¹ N/A 9.67% Common Equity Tier 1 11.51% 13.82% Tier 1 Capital 11.90% 13.86% Total Capital 14.99% 15.12% • MetaBank adjusted Tier 1 Leverage of 9.67% better reflects the go-forward balance sheet removing the impact from the temporary EIP Cards. • Strong capital position post-tax season, which also benefited from the gain on sale from the divesture of the community bank division. Primary & Secondary Liquidity Sources ($ in millions) Cash and Cash Equivalents $425 EIP Card Related Cash and Cash Equivalents $2,675 Unpledged Investment Securities $170 FHLB Borrowing Capacity $1,150 Funds Available through Fed Discount Window $355 PPP Loan Collateral $215 Meta Financial Group, Inc. MetaBank Unsecured Lines of Credit $1,240 - $1,510 Minimum Requirement to be Well-Capitalized under Prompt Corrective Action Provisions 1 Non-GAAP measure, see appendix for reconciliations. 19 Third Quarter Fiscal Year 2020 | Nasdaq: CASH

Appendix 20 Third Quarter Fiscal Year 2020 | Nasdaq: CASH

Long-Term Strategy to Drive Shareholder Value 1 2 3 KEY Increase Percentage of Optimize Interest-Earning Improve Operating Funding from Core Asset Mix Efficiencies INITIATIVES Deposits Expense discipline by improving collaboration Leverage payments division growth Replace lower-yielding loans and securities with and productivity between business lines opportunities higher-yielding and higher-return loans STRATEGY Concentrated focus on optimization and utilization of existing business platforms Explore and develop new niche deposit Expand net interest margin with focus on the opportunities commercial finance line of business Pause on material mergers and acquisitions Gain greater share of deposits from existing relationships Driving 2x operating leverage in each business Continue to enhance interest-earning asset mix Develop additional products and services to line (i.e., growing revenue two times the rate of FOCUS with focus on commercial finance business lines deepen relationships expense growth) Add new strategic relationships Closed sale of community bank division on Excluding EIP Cards, average deposits from For the last twelve months ended June 30, February 29, 2020 payments divisions increased nearly 46% in 2020, improved efficiency ratio to 63.6%, PROGRESS third quarter fiscal 2020 when compared to the compared to 70.6% in the same period as of Remaining community bank loans not included same period of fiscal 2019 June 30, 2019 in the pending sale will run-off over time 21 Third Quarter Fiscal Year 2020 | Nasdaq: CASH

Differentiated Portfolio of Business Lines

Last Twelve Months Ended June 30, 2020

($ in thousands)	Commercial Finance	Payments	Tax	Consumer Finance	Community Bank	Corporate & Eliminations	Total
Net interest income (expense)	151,827	65,416	(1,112)	36,503	38,646	(31,138)	260,142
Non-interest income	58,239	82,196	70,786	2,238	16,759	4,806	235,024
Revenue	**210,066**	**147,612**	**69,674**	**38,741**	**55,405**	**(26,332)**	**495,166**
Provision for loan and lease losses	28,101	-	20,398	(612)	12,030	-	59,917
Net revenue[1]	**181,965**	**147,612**	**49,276**	**39,353**	**43,375**	**(26,332)**	**435,249**
% of total net revenue	41%	34%	11%	9%	10%	-5%	100%
Average earning assets	1,993,379	21,233	150,553	494,566	1,084,921	2,199,130	5,943,782

Payments: Primary deposit source which generates stable, core deposits

Community Bank: Remaining legacy portfolio from the sale of the Community Bank division closed on February 29, 2020

Consumer Finance: Includes warehouse finance, consumer credit products, student loan and ClearBalance portfolios
(includes $8.8 million of net revenue related to the student loan portfolio which is reported under the Corporate segment for SEC segment reporting)

Corporate: Includes certain shared services such as funds transfer pricing and eliminations as well as treasury related functions such as the securities portfolio

- *Securities portfolio comprised primarily of government related securities with over 92% of the portfolio exposure directly related to government agency or instrumentalities*

Net Revenue Contribution by Business Line


Corporate
(5)%
Community Bank
10%
Consumer Finance
9%
Tax
11%
Consumer
54%
Payments
34%
Commercial Finance
41%

[1] Net Revenue is a non-GAAP financial measure.

22

Third Quarter Fiscal Year 2020 | Nasdaq: CASH

Warehouse Finance Total Exposure $277.6 million % of Total¹ 7.5% All Loan/Collateral Cash Flows Asset-backed warehouse lines of credit used to support strategic initiatives. • Lines are primarily secured by consumer receivables, whereby Meta is in a senior, secured position as the first out participant. Admin Fees (0-5%) • Have never had a charge off or loss. • Agreements trigger waterfall protection for the “First Out” participant: First-Out Tranche (Meta - The waterfall could be “triggered” due to items such as: collateral Position) underperformance, collateral days past due, covenant breaches, $55MM (55%) concentration limit breaches, missed payments, regulatory events, material adverse effects, etc. $100M Junior Tranche Facility EXAMPLE $35MM (35%) EXAMPLE In the example $100M scenario, all cash flows of the outstanding facility are used to pay the First Out Tranche’s (i.e. – Meta’s) outstanding principal and interest. The First Out’s position must be paid down in full prior to the junior and equity tranches receiving any cash flow. Effectively, the First Out receives the benefit of $100M of Equity Tranche loans/collateral to pay down its $55M full principal and interest $10MM (10%) position. ¹ Total includes total gross loans & leases of $3.50 billion and rental equipment, net of $216.3M, as of June 30, 2020 23 Third Quarter Fiscal Year 2020 | Nasdaq: CASH

Consumer Credit Programs Consumer Payments Total Exposure $102.8 million % of Total¹ 2.8% Principal, Interest, Fees Consumer credit programs offer Meta a risk adjusted return, protected by certain layers of credit support and balance sheet flexibility. Programs are offered to strategic partners with payments distribution potential. Collection Account • Agreements typically provide for “excess spread” build-up and protection through a priority of payment within a waterfall • Consumer interest rate and fees flow through a waterfall: Principal Principal Losses Repayment to Servicing - Covers principal losses and Meta’s required rate of interest. Meta’s to Meta interest rate is substantially less than the consumer’s APR Meta - Structure provides for a build up of excess spread to allow protection from loan losses and ensure Meta’s contractual rate of interest is covered Meta’s Agreed upon - Structure provides for ALLL on a portfolio basis rather than loan interest return level basis - Excess spread in the escrow account only released to partner when certain conditions are satisfied Remaining Excess Spread - Escrow account balance has increased since program inception to Meta-owned escrow reserve Reserve release to partner is conditional (subordinate) based on product performance ¹ Total includes total gross loans & leases of $3.50 billion and rental equipment, net of $216.3M, as of June 30, 2020 24 Third Quarter Fiscal Year 2020 | Nasdaq: CASH

Financial Measure Reconciliations

Efficiency Ratio

($ in thousands)

	For the last twelve months ended				
	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Noninterest Expense - GAAP	314,911	316,138	334,663	333,160	323,657
Net Interest Income	260,142	264,973	268,586	264,207	247,127
Noninterest Income	235,024	237,766	222,278	222,545	211,179
Total Revenue: GAAP	495,166	502,739	490,864	486,752	458,306
Efficiency Ratio, LTM	63.60 %	62.88 %	68.18 %	68.45 %	70.62 %

Non-GAAP Reconciliation

Adjusted Annualized NCOs and Adjusted Average Loans and Leases

($ in thousands)

	For the quarter ended				
	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Net Charge-offs	14,700	2,117	2,380	18,476	14,279
Less: Tax services net charge-offs	9,782	(74)	(739)	15,416	9,592
Adjusted Net Charge-offs	$ 4,918	$ 2,191	$ 3,119	$ 3,060	$ 4,687
Quarterly Average Loans and Leases	3,622,928	4,195,772	3,735,196	3,729,545	3,599,138
Less: Quarterly Average Tax Services Loans	39,845	516,491	24,429	21,445	45,142
Adjusted Quarterly Loans and Leases	$ 3,583,083	$ 3,679,281	$ 3,710,767	$ 3,708,100	$ 3,553,996
Annualized NCOs/Average Loans and Leases	1.62 %	0.20 %	0.25 %	1.98 %	1.59 %
Adjusted Annualized NCOs/Adjusted Average Loans and Leases[1]	0.55 %	0.24 %	0.34 %	0.33 %	0.53 %

[1] Tax Services NCOs and average loans are excluded to adjust for the cyclicality of activity related to the overall economics of the Company's tax services business line.

25 Third Quarter Fiscal Year 2020 | Nasdaq: CASH

Non-GAAP Reconciliations

MetaBank Period-end Tier 1 Leverage

	June 30, 2020
Total stockholder's equity	$ 919,733
ADJUSTMENTS:	
LESS: Goodwill, net of associated deferred tax liabilities	302,815
LESS: Certain other intangible assets	42,865
LESS: Net deferred tax assets from operating loss and tax credit carry-forwards	10,360
LESS: Net unrealized gains (losses) on available-for-sale securities	8,382
Common Equity Tier 1 Capital ("CET1") (1)	555,311
Tier 1 minority interest not included in common equity tier 1 capital	1,894
Total Tier 1 capital	557,205
Total Assets (Quarter Average)	$ 8,446,393
ADD: Available for sale securities amortized cost	(8,420)
ADD: Deferred tax	2,104
LESS: Deductions from CET1	356,040
Adjusted total assets	$ 8,084,037
MetaBank Regulatory Tier 1 Leverage	**6.89 %**
Total Adjusted Assets (Quarter Average)	$ 8,084,037
LESS: EIP Card Related Assets (Cash)	2,323,425
Adjusted total assets	$ 5,760,612
MetaBank Adjusted Tier 1 Leverage	**9.67 %**

Adjusted Net Interest Margin

	Three Months Ended June 30, 2020
Average interest-earning assets	7,608,618
Net interest income	62,137
Net interest margin	**3.28 %**
ADJUSTMENTS FOR EIP CARDS	
Interest-earning assets	7,608,618
LESS: Cash adjustment	2,323,425
Adjusted average interest-earning assets	5,285,193
Net Interest Income	62,137
LESS: Cash interest adjustment	578
Adjusted net interest income	61,559
Adjusted net interest margin	**4.68 %**

26

Third Quarter Fiscal Year 2020 | Nasdaq: CASH